As filed with the Securities and Exchange Commission on May 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	204 N. Robinson Avenue, Suite 400 Oklahoma City, Oklahoma 73102 (405) 601-5300	20-0180812
(State or other jurisdiction of incorporation or organization)	(Address of registrant’s principal executive offices)(zip code)	(IRS Employer Identification No.)

Amended and Restated

Graymark Healthcare, Inc. 2008 Long-term Incentive Plan

(Full title of the plan)

Stanton Nelson

Chief Executive Officer

Graymark Healthcare, Inc.

204 N. Robinson Avenue, Ste. 400

Oklahoma City, Oklahoma 73102

(405) 601-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert E. Puopolo, Esq.

Greenberg Traurig LLP

International Place

Boston, Massachusetts 02110

(617) 310-6033

Fax (617) 279-8433

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,670,000 shares (2)	$0.39 (3)	$651,300.00 (3)	$74.64
Common Stock, par value $0.0001 per share	330,000 shares (4)	$0.50 (5)	$165,000.00 (5)	$18.91
	2,000,000 shares		$816,300.00	$93.55

(1)	The registrant is filing this Registration Statement to register the issuance of an additional 2,000,000 shares of Common Stock authorized for issuance under the Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such and indeterminate number of shares that may become issuable under the 2008 Plan relating to adjustments for changes resulting from any stock dividend, stock split, recapitalization or similar transaction.
(2)	Represents shares of Common Stock reserved for issuance upon exercise of stock options not yet granted and other awards not yet made under the 2008 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act using the average of the high and low sales prices of the Common Stock as reported on the NASDAQ Capital Market on May 23, 2012.
(4)	Represents shares of Common Stock reserved for issuance upon exercise of stock options outstanding under the 2008 Plan.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

A Registration Statement on Form S-8 (File No. 333-170656) was filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2010 covering, among other plans, the registration of shares of common stock under the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (as amended, the “2008 Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares of common stock under the 2008 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on April 9, 2012;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011; and

(c) The description of the Registrant’s Common Stock contained in Item 1 of its Registration Statement on Form 8-A dated September 8, 2008, including any amendment or report filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2012)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Eide Bailly LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on this 30th day of May 2012.

GRAYMARK HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stanton Nelson and Edward Carriero as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stanton Nelson	Chief Executive Officer and Director	May 30, 2012
Stanton Nelson	(Principal Executive Officer)

/s/ Edward M. Carriero, Jr.	Chief Financial Officer	May 30, 2012
Edward M. Carriero, Jr.	(Principal Financial Officer)

/s/ Grant A. Christianson	Chief Accounting Officer	May 30, 2012
Grant A. Christianson	(Principal Accounting Officer)

/s/ Jamie E. Hopping	Chairman of the Board	May 30, 2012
Jamie E. Hopping

/s/ Joseph Harroz, Jr.	Director	May 30, 2012
Joseph Harroz, Jr.

/s/ S. Edward Dakil, M.D.	Director	May 30, 2012
S. Edward Dakil, M.D.

/s/ Steven L. List	Director	May 30, 2012
Steven L. List

/s/ Scott R. Mueller	Director	May 30, 2012
Scott R. Mueller

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company’s Schedule 14A Proxy Statement filed with the U.S. Securities and Exchange Commission on April 18, 2012)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Eide Bailly LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)